FORM 8-A

                             Washington, D.C. 20549

                For registration of certain classes of securities
                     Pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               MORTGAGE.COM, INC.
             (Exact name of registrant as specified in its charter)

         Florida                                              65-0435281
(State of incorporation                                   (I.R.S. Employer
    or organization)                                     Identification No.)


8751 Broward Boulevard, Fifth Floor, Plantation, Florida         33324
(Address of principal executive offices)                       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
            to be so registered              each class is to be registered

                  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates:
         (if applicable)                                   333-79757

Securities to be registered pursuant to Section 12(g) of the Act.

                          Common Stock, $.01 par value
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on June 2, 1999 under Commission File No. 333-79757 (as amended from time to time, the "Registration Statement"), and as such section may be amended at the time the Registration Statement is declared effective. The form of the Company's Articles of Incorporation and By-laws are filed as Exhibit
3.1 and 3.2, respectively, to the Registration Statement.

Item 2.  Exhibits

         The following exhibits are filed as part of the Registration Statement.

          2(a) Amendment No. 2 to the Registration Statement, as filed with the Securities and Exchange Commission on July 22, 1999.
          2(b)  Articles of Incorporation.(1)
          2(c)  Bylaws.(2)
          2(d) Copy of form of stock certificate for the Registrant's Common Stock.(3)

________________________

 (1) Incorporated herein by reference to Exhibit 3.1 of Amendment No. 2 to the Registration Statement No. 333-79757 filed with the Securities and Exchange Commission on July 22, 1999.

 (2) Incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-79757 filed with the Securities and Exchange Commission on June 2, 1999.

 (3) Incorporated by reference to Exhibit 4.8 of Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on July 13, 1999.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   July 22, 1999

                                            MORTGAGE.COM, INC.



                                            By:   /s/ Seth Werner
                                               ---------------------------------
                                            Name: Seth Werner
                                            Its:  CEO
                                            (Print the name and title of the
                                            signing officer under his signature)